Exhibit 99

For Immediate Release

Allstate Reports 2003 Fourth Quarter
71% Increase in Net Income EPS,
22% Increase in Operating Income EPS,

Board Approves Quarterly Dividend Increase and
$1 billion Addition to Share Repurchase Program

        NORTHBROOK, Ill., Feb. 4, 2004—The Allstate Corporation (NYSE: ALL) today reported for the fourth quarter of 2003:

Consolidated Highlights(1)

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Change				Change
	Est. 2003	2002	$ Amt	%	Est. 2003	2002	$ Amt	%
	(in millions, except per share amounts and ratios)
Consolidated revenues	$8,262	$7,587	$675	8.9	$32,149	$29,579	$2,570	8.7
Net income	761	447	314	70.2	2,705	1,134	1,571	138.5
Net income per diluted share	1.08	0.63	0.45	71.4	3.83	1.60	2.23	139.4
Operating income(1)	752	618	134	21.7	2,662	2,075	587	28.3
Operating income per diluted share(1)	1.06	0.87	0.19	21.8	3.77	2.92	0.85	29.1
Property-Liability combined ratio	92.3	97.8	—	(5.5) pts	94.6	98.9	—	(4.3) pts
Book value per diluted share	29.04	24.75	4.29	17.3	29.04	24.75	4.29	17.3
  •
  Property-Liability premiums written(1) grew 6% over the fourth quarter of 2002. Allstate brand standard auto and homeowners new business premiums written increased 31% and 39%, respectively.

  •
  Property-Liability underwriting income(1) increased 272% or $353 million in the fourth quarter to $483 million from $130 million in the fourth quarter of 2002 due to higher premiums earned and continued favorable auto and homeowners loss frequencies, partially offset by higher catastrophes.

  •
  Catastrophe losses in the fourth quarter increased to $412 million compared to $237 million in the fourth quarter of 2002. The impact of catastrophe losses on the combined ratio increased to 6.5 pts from 4.0 pts in the fourth quarter of 2002.

  •
  Allstate Financial had premiums and deposits(1) of $3.30 billion, 20% over the prior year fourth quarter.

  •
  At its February 3, 2004 meeting, the Board of Directors declared a quarterly dividend of $0.28 per share, which is a 22% increase from the previous quarter. The board also approved a $1 billion increase of the current share repurchase program, which has $350 million remaining. The expanded program is expected to be completed in 2005.

  •
  Allstate's operating income per diluted share guidance(1) for 2004 (assuming the level of average expected catastrophe losses used in pricing for the year) is in the range of $4.30 to $4.55.

        "Allstate had a strong quarter and an outstanding year," said Chairman, President and CEO Edward M. Liddy. "I am very pleased with our performance in the fourth quarter, which showed good top line growth, strong unit growth for Allstate brand standard auto and homeowners and outstanding bottom line results.

        "Just as impressive were our results for the entire year. Compared to 2002, net income more than doubled to $2.7 billion, consolidated revenues were up almost 9% to $32.1 billion, and operating income

(1)
Measures used in this release that are not based on generally accepted accounting principles ("non-GAAP") are defined and reconciled to the most directly comparable GAAP measure and operating measures are defined in the "Definitions of Non-GAAP and Operating Measures" section of this document.

was up 28% to $2.7 billion. And looking at our results since becoming a public company more than 10 years ago, 2003 marked a year in which we achieved the second highest net income per diluted share, the largest amount of written premium and the highest operating income (in total dollars and per diluted share), all while experiencing the largest amount of catastrophe losses since 1994, which included the Northridge earthquake.

        "Despite this year's excellent results, we will not rest on this success. Our goals remain unchanged and our strategy continues to be validated and well executed. We are seeking long-term, sustainable, profitable growth and 2003 helped us continue the momentum that began more than eight quarters ago. We want to be better and bigger in our protection business and broader in financial services and we are very optimistic about our prospects for 2004 and beyond. We have a good record of executing on our strategies and remain focused on underwriting and pricing discipline as we grow the company," said Liddy.

        In the quarter, we appointed a new chief marketing officer and launched a new multi-million dollar advertising campaign. Both of these moves are intended to help us grow our business and reach more households. In addition to the investments in advertising, we have invested in our agency force, growing it by 5 percent or some 600 exclusive agencies this year, including approximately 200 exclusive financial specialists, thereby increasing our proprietary distribution capacity for financial services products.

        New business growth in our Allstate brand standard auto and homeowners insurance lines was strong. Standard auto and homeowners new business premiums written increased 31% and 39%, respectively, over the fourth quarter of 2002. In addition, policies in force for these two lines continued a trend that began in the second quarter of 2003 by showing sequential positive unit growth of 1.0% and 1.3%, respectively, compared to the third quarter.

        "During the quarter, Allstate Protection experienced excellent auto and homeowners loss frequency trends. Catastrophe losses were much higher this quarter, largely as a result of losses suffered by our policyholders in Southern California due to severe wildfires that struck the area. I am particularly proud of our Allstate agents and claim adjusters and their commitment to restoring the lives of our customers in a state that not only experienced devastating fires, but mudslides and even an earthquake during the quarter," continued Liddy.

        In an increasingly competitive environment, Allstate Financial had mixed results in the quarter. Premiums and deposits were up 20 percent and revenues were up 6 percent, while operating income was down 36 percent reflecting the impact of several non-recurring items.

        To better position itself for the competitive pressures and challenges in the financial services marketplace, Allstate Financial is pursuing a strategy of operational excellence which emphasizes focused product manufacturing for our targeted distribution partners to enable them to serve their clients' financial protection, savings and retirement needs. The results of this concentrated effort started to be realized in the fourth quarter of 2003 as non-deferred operating expenses, net of restructuring charges, were flat with the prior year's fourth quarter. In addition, Allstate Financial introduced an innovative and flexible living benefit guarantee on its variable annuities in January 2004. The TrueReturnSM Accumulation Benefit feature replaced the income benefit previously offered. These initiatives, along with expectations of improving economic conditions, are expected to drive higher revenue and operating income in 2004 and subsequent years.

        "Overall, I am very optimistic about our ability to continue the momentum we generated over the past two years and believe strongly that we can continue to deliver excellent value to our shareholders. We have added $1 billion to our share repurchase program, significantly increased our dividend, continue to maintain a strong competitive position in all our businesses and we know how to execute. More than ever before, 'You're in good hands with Allstate®'," said Liddy.

Consolidated Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,		Discussion of Results for the Three Months Ended December 31, 2003
	Est. 2003	2002	Est. 2003	2002
	($ in millions, except per share and return amounts)
Consolidated revenues	$8,262	$7,587	$32,149	$29,579	•	Higher premiums earned in Property-Liability and realized capital gains.
Operating income	752	618	2,662	2,075	•	Increase of $190 in Property-Liability operating income, partially offset by decrease of $57 in Allstate Financial operating income.
Realized capital gains and losses, after-tax	58	(158)	134	(598)	•	See the Components of realized capital gains and losses (pretax) table.
(Loss) gain on disposition of operations, after-tax	(20)	(3)	(26)	2	•	Loss related to the disposition of Allstate Financial's direct response distribution business.
Cumulative effect of change in accounting principle, after-tax	(14)	—	(15)	(331)	•	Adoption of Derivatives Implementation Group issue B36 related to modified coinsurance and FIN No. 46 for variable interest entities.
Net income	761	447	2,705	1,134	•	Realized capital gains and higher operating income.
Net income per share (diluted)	1.08	0.63	3.83	1.60
Operating income per share (diluted)	1.06	0.87	3.77	2.92	•	Compared to First Call mean estimate of $1.04, with a range of $0.94 to $1.14.
Weighted average shares outstanding (diluted)	707.2	705.7	706.2	709.9	•
						On a year to date basis during 2003, Allstate purchased 4.2 million shares of its stock for $149.97 million, or an average cost per share of $35.68. These repurchases were offset by shares issued in connection with Allstate's equity incentive plans.
Return on equity	14.2	6.5	14.2	6.5	•	See the return on equity calculation in the Definitions of Non-GAAP and Operating Measures section of this document.
Operating income return on equity[1]	16.5	13.7	16.5	13.7	•	See the return on equity calculation in the Definitions of Non-GAAP and Operating Measures section of this document.
Book value per diluted share	29.04	24.75	29.04	24.75	•
						At December 31, 2003 and 2002, net unrealized gains on fixed income securities, after-tax, totaling $2,307 and $2,302, respectively, represented $3.26 and $3.27, respectively, of book value per diluted share.
  •
  Book value per diluted share increased 17.3% compared to December 31, 2002. The minimum pension liability adjustment impacted book value per share $0.51 and $1.16 at December 31, 2003 and 2002, respectively. The decline in the minimum pension liability at December 31, 2003 was due to contributions during 2003 totaling $871 million and the impact of market appreciation on the valuation of plan assets.

  •
  The Board of Directors declared a dividend of twenty-eight cents ($0.28) on each outstanding share of stock. This dividend is payable in cash on April 1, 2004 to stockholders of record at the close of business on February 27, 2004.

Property-Liability Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,		Discussion of Results for the Three Months Ended December 31, 2003
	Est. 2003	2002	Est. 2003	2002
	($ in millions, except ratios)
Property-Liability Premiums written	$6,199	$5,854	$25,187	$23,917	•	See the Property-Liability Premiums written by market segment table and the Property-Liability net rate changes approved table.
Property-Liability revenues	6,848	6,234	26,642	24,521	•	Premiums earned increased $352 or 5.9%.
Underwriting income	483	130	1,332	263	•	Higher premiums earned, continued favorable auto and homeowners frequencies, partially offset by higher catastrophes and increased expenses. See the Allstate Protection market segment analysis tables.
Net investment income	435	400	1,677	1,656	•	Higher portfolio balances due to positive cash flows from operations and higher income from partnerships, partially offset by lower yields.
Operating income	680	490	2,327	1,629	•
						Increase of $230 in underwriting income, after-tax, partially offset by an unfavorable difference between years of $70 million related to favorable, nonrecurring adjustments to prior years' tax liabilities.
Realized capital gains and losses, after-tax	72	(74)	192	(314)	•	See the Components of realized capital gains and losses (pretax) table.
(Loss) gain on disposition of operations, after-tax	—	1	3	6
Cumulative effect of change in accounting principle, after-tax	—	—	(1)	(48)
Net income	752	417	2,521	1,273	•	Higher operating income and realized capital gains.
Catastrophe losses	412	237	1,489	731	•	Higher losses due to California wildfires.
Ratios:
Property-Liability combined ratio	92.3	97.8	94.6	98.9
Effect of Discontinued Lines and Coverages	0.1	1.1	2.3	1.0
Allstate Protection combined ratio	92.2	96.7	92.3	97.9
Effect of catastrophe losses	6.5	4.0	6.0	3.1
  •
  Allstate brand standard auto and homeowners policies in force (PIF) increased 1.0% and 1.3%, respectively, from September 30, 2003 levels, resulting in the third consecutive sequential quarterly increase in standard auto PIF and the fifth consecutive sequential quarterly increase in homeowners PIF. Both standard auto and homeowners experienced growth in most states. In total, Allstate brand standard auto, non-standard auto and homeowners PIF increased 0.8% as of December 31, 2003 when compared to December 31, 2002. These results exclude impacts from Allstate Canada and Allstate Motor Club.

  •
  In addition to higher new business premiums written during the fourth quarter of 2003 compared to the prior year fourth quarter, the retention ratio for the Allstate brand standard auto increased to 90.1 as of December 31, 2003 compared to 88.9 as of December 31, 2002. The retention ratio for Allstate brand homeowners was 87.5 as of December 31, 2003 compared to 87.8 as of December 31, 2002.These results exclude impacts from Allstate Canada.

Allstate Financial Highlights

	Three Months Ended December 31,		Twelve Months Ended December 31,		Discussion of Results for the Three Months Ended December 31, 2003
	Est. 2003	2002	Est. 2003	2002
	($ in millions)
Premiums and deposits	$3,303	$2,761	$13,095	$11,834	•	Higher sales of institutional products, variable annuities and life products, partially offset by lower sales of fixed annuities. See the Allstate Financial premiums and deposits table.
Allstate Financial Revenues	1,401	1,325	5,452	4,982	•	Lower realized capital losses and higher net investment income, partially offset by lower premiums and contract charges.
Operating income	101	158	449	556	•
						Higher mortality margin, offset by a net unfavorable difference between years of $49 due to nonrecurring adjustments for prior years' tax liabilities, higher amortization of DAC on a closed annuity block of $10, after-tax and lower investment margin.
Realized capital gains and losses, after-tax	(11)	(92)	(53)	(287)	•	See the Components of realized capital gains and losses (pretax) table.
(Loss) gain on disposition of operations, after-tax	(20)	(4)	(29)	(4)	•	Loss related to the disposition of the direct response distribution business.
Cumulative effect of change in accounting principle, after-tax	(17)	—	(17)	(283)	•	Adoption of Derivatives Implementation Group issue B36 related to modified coinsurance and FIN No. 46 for variable interest entities.
Net income (loss)	38	55	305	(22)	•	Lower operating income, cumulative effect of change in accounting principle and loss on disposition of operations, partly offset by lower realized capital losses.
  •
  Premiums and deposits for the fourth quarter of 2003 increased 19.6% over the prior year fourth quarter due to strong sales of institutional products, variable annuities and life products, partially offset by lower fixed annuity sales.

  •
  Net cash payments for Allstate Financial's variable annuity guaranteed minimum death benefits (GMDB) were $16 million for the fourth quarter of 2003, net of reinsurance, hedging gains and losses, and other contractual arrangements. This is $6 million less than payments made in the fourth quarter of 2002, and $3 million less than the third quarter of 2003 payments.

  GMDB values in excess of contractholders' account values, payable if all contractholders were to have died at December 31, 2003, were estimated to be $2.46 billion, net of reinsurance, compared to $3.13 billion at September 30, 2003 and $4.07 billion at December 31, 2002.

  •
  The weighted average interest crediting rate on fixed annuity and interest-sensitive life products in force, excluding market value adjusted annuities, was approximately 70 basis points more than the underlying long-term guaranteed rates on these products.

THE ALLSTATE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	Est. 2003	2002(1)	Percent Change	Est. 2003	2002(1)	Percent Change
	($ in millions, except per share data)
Revenues
Property-liability insurance premiums	$6,302	$5,950	5.9	$24,677	$23,361	5.6
Life and annuity premiums and contract charges	594	661	(10.1)	2,304	2,293	0.5
Net investment income	1,275	1,222	4.3	4,972	4,849	2.5
Realized capital gains and losses	91	(246)	137.0	196	(924)	121.2

Total revenues	8,262	7,587	8.9	32,149	29,579	8.7

Costs and expenses
Property-liability insurance claims and claims expense	4,248	4,404	(3.5)	17,432	17,657	(1.3)
Life and annuity contract benefits	471	557	(15.4)	1,851	1,770	4.6
Interest credited to contractholder funds	466	448	4.0	1,846	1,764	4.6
Amortization of deferred policy acquisition costs	1,069	917	16.6	4,058	3,694	9.9
Operating costs and expenses	804	753	6.8	3,001	2,761	8.7
Restructuring and related charges	18	24	(25.0)	74	119	(37.8)
Interest expense	71	74	(4.1)	275	278	(1.1)

Total costs and expenses	7,147	7,177	(0.4)	28,537	28,043	1.8

(Loss) gain on disposition of operations	(32)	(3)	—	(41)	4	—
Income from operations before income tax expense (benefit), dividends on preferred securities and cumulative effect of change in accounting principle, after-tax	1,083	407	166.1	3,571	1,540	131.9
Income tax expense (benefit)	308	(43)	—	846	65	—

Income before dividends on preferred securities and cumulative effect of change in accounting principle, after-tax	775	450	72.2	2,725	1,475	84.7
Dividends on preferred securities of subsidiary trust	—	(3)	100.0	(5)	(10)	50.0
Cumulative effect of change in accounting principle, after-tax	(14)	—	—	(15)	(331)	95.5

Net income	$761	$447	70.2	$2,705	$1,134	138.5

Net income per share—Basic	$1.08	$0.63		$3.85	$1.60

Weighted average shares—Basic	703.5	702.6		703.5	707.1

Net income per share—Diluted	$1.08	$0.63		$3.83	$1.60

Weighted average shares—Diluted	707.2	705.7		706.2	709.9

(1)
To conform to current period presentations, certain prior period balances have been reclassified.

THE ALLSTATE CORPORATION
CONTRIBUTION TO INCOME

	Three Months Ended December 31,			Twelve Months Ended December 31,
	Est. 2003	2002(1)	Percent Change	Est. 2003	2002(1)	Percent Change
	($ in millions, except per share data)
Contribution to income
Operating income before the impact of restructuring and related charges	$764	$633	20.7	$2,710	$2,152	25.9
Restructuring and related charges, after-tax	12	15	(20.0)	48	77	(37.7)

Operating income	752	618	21.7	2,662	2,075	28.3
Realized capital gains and losses, after-tax	58	(158)	136.7	134	(598)	122.4
DAC amortization expense on realized capital gains and losses, after-tax	(10)	(2)	—	(30)	(1)	—
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	(5)	(5)	—	(15)	(3)	—
(Loss) gain on disposition of operations, after-tax	(20)	(3)	—	(26)	2	—
Dividends on preferred securities of subsidiary trust	—	(3)	100.0	(5)	(10)	50.0
Cumulative effect of change in accounting principle, after-tax	(14)	—	—	(15)	(331)	95.5

Net income	$761	$447	70.2	$2,705	$1,134	138.5

Income per share (Diluted)
Operating income before the impact of restructuring and related charges	$1.08	$0.89	21.3	$3.84	$3.03	26.7
Restructuring and related charges, after-tax	0.02	0.02	—	0.07	0.11	(36.4)

Operating income	1.06	0.87	21.8	3.77	2.92	29.1
Realized capital gains and losses, after-tax	0.09	(0.22)	140.9	0.19	(0.84)	122.6
DAC amortization expense on realized capital gains and losses, after-tax	(0.02)	—	—	(0.05)	—	—
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	(0.01)	(0.01)	—	(0.02)	(0.01)	(100.0)
(Loss) gain on disposition of operations, after-tax	(0.03)	(0.01)	—	(0.04)	—	—
Dividends on preferred securities of subsidiary trust	—	—	—	—	(0.01)	100.0
Cumulative effect of change in accounting principle, after-tax	(0.01)	—	—	(0.02)	(0.46)	95.7

Net income	$1.08	$0.63	71.4	$3.83	$1.60	139.4

Book value per share—Diluted	$29.04	$24.75	17.3	$29.04	$24.75	17.3

(1)
To conform to current period presentations, certain prior period balances have been reclassified.

THE ALLSTATE CORPORATION
COMPONENTS OF REALIZED CAPITAL GAINS AND LOSSES (PRETAX)

	Three Months Ended December 31, 2003 (Est.)
	Property- Liability	Allstate Financial	Corporate and Other	Total
	($ in millions)
Valuation of derivative instruments	$4	$(4)	$—	$—
Settlements of derivative instruments	5	(2)	—	3
Sales	131	23	—	154
Investment write-downs	(29)	(34)	(3)	(66)

Total	$111	$(17)	$(3)	$91

	Three Months Ended December 31, 2003 (Est.)
	Property- Liability	Allstate Financial	Corporate and Other	Total
	($ in millions)
Valuation of derivative instruments	$10	$6	$—	$16
Settlements of derivative instruments	3	18	—	21
Sales	385	71	(3)	453
Investment write-downs	(110)	(180)	(4)	(294)

Total	$288	$(85)	$(7)	$196

	Three Months Ended December 31, 2002(1)
	Property- Liability	Allstate Financial	Corporate and Other	Total
	($ in millions)
Valuation of derivative instruments	$8	$7	$—	$15
Settlements of derivative instruments	(32)	8	—	(24)
Sales	(20)	(10)	12	(18)
Investment write-downs	(72)	(146)	(1)	(219)

Total	$(116)	$(141)	$11	$(246)

	Twelve Months Ended December 31, 2002(1)
	Property- Liability	Allstate Financial	Corporate and Other	Total
	($ in millions)
Valuation of derivative instruments	$(24)	$(36)	$—	$(60)
Settlements of derivative instruments	(195)	19	—	(176)
Sales	(129)	(104)	12	(221)
Investment write-downs	(148)	(311)	(8)	(467)

Total	$(496)	$(432)	$4	$(924)

(1)
To conform to current period presentations, certain prior period balances have been reclassified. The reclassifications result in periodic settlements and accruals on derivative instruments held for economic hedging purposes but categorized as "non-hedge" for accounting purposes, being classified consistent with the corresponding fair value adjustments on such instruments. The tables above include the following reclassifications:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002
Valuation of derivative instruments	$7	$(2)	$6	$(22)
Settlements of derivative instruments	1	10	17	27

Net impact of reclassifications on realized capital gains and losses, pretax	$8	$8	$23	$5

The net impact of the reclassifications on realized capital gains and losses, pretax, are offset by a corresponding change to net investment income or interest credited to contractholder funds.

THE ALLSTATE CORPORATION
SEGMENT RESULTS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	Est. 2003	2002(1)	Est. 2003	2002(1)
	($ in millions)
Property-Liability
Premiums written	$6,199	$5,854	$25,187	$23,917

Premiums earned	$6,302	$5,950	$24,677	$23,361
Claims and claims expense	4,248	4,404	17,432	17,657
Amortization of deferred policy acquisition costs	930	817	3,520	3,216
Operating costs and expenses	629	576	2,326	2,108
Restructuring and related charges	12	23	67	117

Underwriting income	483	130	1,332	263
Net investment income	435	400	1,677	1,656
Income tax expense on operations	238	40	682	290

Operating income	680	490	2,327	1,629
Realized capital gains and losses, after-tax	72	(74)	192	(314)
Gain on disposition of operations, after-tax	—	1	3	6
Cumulative effect of change in accounting principle, after-tax	—	—	(1)	(48)

Net income	$752	$417	$2,521	$1,273

Catastrophe losses	$412	$237	$1,489	$731

Operating ratios
Claims and claims expense ratio	67.4	74.0	70.6	75.6
Expense ratio	24.9	23.8	24.0	23.3

Combined ratio	92.3	97.8	94.6	98.9

Effect of catastrophe losses on combined ratio	6.5	4.0	6.0	3.1

Effect of restructuring and related charges on combined ratio	0.2	0.4	0.3	0.5

Effect of Discontinued Lines and Coverages on combined ratio	0.1	1.1	2.3	1.0

Allstate Financial
Premiums and deposits	$3,303	$2,761	$13,095	$11,834

Investments including Separate Accounts assets	$76,320	$66,389	$76,320	$66,389

Premiums and contract charges	$594	$661	$2,304	$2,293
Net investment income	824	805	3,233	3,121
Periodic settlements and accruals on non-hedge derivative instruments	8	8	23	5
Contract benefits	471	557	1,851	1,770
Interest credited to contractholder funds	466	448	1,846	1,764
Amortization of deferred policy acquisition costs	124	96	492	476
Operating costs and expenses	174	177	672	649
Restructuring and related charges	6	1	7	2
Income tax expense on operations	84	37	243	202

Operating income	101	158	449	556
Realized capital gains and losses, after-tax	(11)	(92)	(53)	(287)
DAC amortization expense on realized capital gains and losses, after-tax	(10)	(2)	(30)	(1)
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	(5)	(5)	(15)	(3)
Loss on disposition of operations, after-tax	(20)	(4)	(29)	(4)
Cumulative effect of change in accounting principle, after-tax	(17)	—	(17)	(283)

Net income (loss)	$38	$55	$305	$(22)

Corporate and Other
Net investment income	$16	$17	$62	$72
Operating costs and expenses	72	74	278	282
Income tax benefit on operations	(27)	(27)	(102)	(100)

Operating loss	(29)	(30)	(114)	(110)
Realized capital gains and losses, after-tax	(3)	8	(5)	3
Dividends on preferred securities of subsidiary trust	—	(3)	(5)	(10)
Cumulative effect of change in accounting principle, after-tax	3	—	3	—

Net loss	$(29)	$(25)	$(121)	$(117)

Consolidated net income	$761	$447	$2,705	$1,134

(1)
To conform to current period presentations, certain prior period balances have been reclassified.

THE ALLSTATE CORPORATION
UNDERWRITING RESULTS BY AREA OF BUSINESS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	Est. 2003	2002	Percent Change	Est. 2003	2002	Percent Change
	($ in millions)
Consolidated Underwriting Summary
Allstate Protection	$492	$196	151.0	$1,903	$497	—
Discontinued Lines and Coverages	(9)	(66)	86.4	(571)	(234)	(144.0)

Underwriting income	$483	$130	—	$1,332	$263	—

Allstate Protection Underwriting Summary
Premiums written	$6,197	$5,854	5.9	$25,175	$23,910	5.3

Premiums earned	$6,300	$5,948	5.9	$24,664	$23,351	5.6
Claims and claims expense	4,240	4,342	(2.3)	16,858	17,424	(3.2)
Amortization of deferred policy acquisition costs	930	817	13.8	3,520	3,216	9.5
Other costs and expenses	626	570	9.8	2,316	2,097	10.4
Restructuring and related charges	12	23	(47.8)	67	117	(42.7)

Underwriting income	$492	$196	151.0	$1,903	$497	—

Catastrophe losses	$412	$237	73.8	$1,489	$731	103.7

Operating ratios
Claims and claims expense ratio	67.3	73.0		68.4	74.6
Expense ratio	24.9	23.7		23.9	23.3

Combined ratio	92.2	96.7		92.3	97.9

Effect of catastrophe losses on combined ratio	6.5	4.0		6.0	3.1

Effect of restructuring and related charges on combined ratio	0.2	0.4		0.3	0.5

Discontinued Lines and Coverages Underwriting Summary
Premiums written	$2	$—	—	$12	$7	71.4

Premiums earned	$2	$2	—	$13	$10	30.0
Claims and claims expense	8	62	(87.1)	574	233	146.4
Other costs and expenses	3	6	(50.0)	10	11	(9.1)

Underwriting loss	$(9)	$(66)	86.4	$(571)	$(234)	(144.0)

Effect of Discontinued Lines and Coverages on the Property-Liability combined ratio	0.1	1.1		2.3	1.0

THE ALLSTATE CORPORATION
PROPERTY-LIABILITY PREMIUMS WRITTEN BY MARKET SEGMENT

	Three Months Ended December 31,			Twelve Months Ended December 31,
	Est. 2003	2002	Percent Change	Est. 2003	2002	Percent Change
	($ in millions)
Allstate Brand
Standard auto	$3,416	$3,175	7.6	$13,632	$12,825	6.3
Non-standard auto	455	524	(13.2)	1,975	2,337	(15.5)

Auto	3,871	3,699	4.6	15,607	15,162	2.9
Involuntary auto	47	55	(14.5)	226	206	9.7
Commercial lines	215	196	9.7	854	776	10.1
Homeowners	1,279	1,173	9.0	5,153	4,653	10.7
Other personal lines	308	284	8.5	1,313	1,226	7.1

	5,720	5,407	5.8	23,153	22,023	5.1
Ivantage
Standard auto	277	276	0.4	1,202	1,195	0.6
Non-standard auto	42	34	23.5	170	114	49.1

Auto	319	310	2.9	1,372	1,309	4.8
Involuntary auto	10	(1)	—	40	4	—
Homeowners	123	116	6.0	510	484	5.4
Other personal lines	25	22	13.6	100	90	11.1

	477	447	6.7	2,022	1,887	7.2

Allstate Protection	6,197	5,854	5.9	25,175	23,910	5.3
Discontinued Lines and Coverages	2	—	—	12	7	71.4

Property-Liability	$6,199	$5,854	5.9	$25,187	$23,917	5.3

THE ALLSTATE CORPORATION
PROPERTY-LIABILITY NET RATE CHANGES APPROVED(1)

	Three Months Ended December 31, 2003
	# of States	Weighted Average Rate Change (%)
Allstate Brand
Standard auto	3	9.1
Non-standard auto	2	6.1
Homeowners	2	29.7
Ivantage
Standard auto (Encompass)	—	—
Non-standard auto (Deerbrook)	2	10.3
Homeowners (Encompass)	—	—
	Twelve Months Ended December 31, 2003
	# of States	Weighted Average Rate Change (%)	Annual Impact of Rate Changes on Premiums Written (%)
Allstate Brand
Standard auto	25	6.0	4.5
Non-standard auto	13	8.1	5.7
Homeowners(2)	20	1.8	1.2
Ivantage
Standard auto (Encompass)	40	8.1	9.2
Non-standard auto (Deerbrook)	14	8.6	7.8
Homeowners (Encompass)	40	11.7	15.3

(1)
Rate increases that are indicated based on a loss trend analysis to achieve a targeted return, will continue to be pursued in all locations and for all products.

(2)
Allstate brand homeowners rate changes include an 8.7% decrease effective in September in the state of Texas, excluding this decrease the Allstate brand homeowners weighted average rate change for the twelve months ended December 31, 2003 was 4.9%.

THE ALLSTATE CORPORATION
ALLSTATE PROTECTION MARKET SEGMENT ANALYSIS

Three Months Ended December 31,
Est. 2003	2002	Est. 2003	2002	Est. 2003	2002	Est. 2003	2002
($ in millions)
	Premiums Earned		Loss Ratio		Loss Ratio Excluding the Effect of Catastrophe Losses		Expense Ratio
Allstate Brand
Standard auto	$3,446	$3,219	69.1	76.9	68.9	76.3
Non-standard auto	486	569	59.1	69.8	58.6	69.2

Auto	3,932	3,788	67.9	75.8	67.7	75.3
Homeowners	1,269	1,136	67.4	62.8	38.7	46.6
Other(1)	595	552	61.7	71.4	56.8	66.8

Total Allstate brand(2)	5,796	5,476	67.1	72.7	60.2	68.5	24.5	23.0
Ivantage
Standard auto	301	298	61.5	87.9	61.5	88.3
Non-standard auto	43	32	88.4	93.8	86.0	93.8

Auto	344	330	64.8	88.5	64.5	88.8
Homeowners	127	120	73.2	44.2	66.9	39.2
Other(1)	33	22	100.0	77.3	93.9	72.7

Total Ivantage	504	472	69.2	76.7	67.1	75.4	29.4	31.8

Allstate Protection	$6,300	$5,948	67.3	73.0	60.8	69.0	24.9	23.7

Twelve Months Ended December 31,
Est. 2003	2002	Est. 2003	2002	Est. 2003	2002	Est. 2003	2002
($ in millions)
	Premiums Earned		Loss Ratio		Loss Ratio Excluding the Effect of Catastrophe Losses		Expense Ratio
Allstate Brand
Standard auto	$13,406	$12,667	70.1	74.9	68.7	74.2
Non-standard auto	2,075	2,413	65.6	72.4	64.9	72.1

Auto	15,481	15,080	69.5	74.5	68.2	73.9
Homeowners	4,892	4,275	63.2	75.8	41.4	63.8
Other(1)	2,316	2,147	68.1	70.7	62.5	67.4

Total Allstate brand	22,689	21,502	68.0	74.4	61.8	71.2	23.5	22.5
Ivantage
Standard auto	1,195	1,194	69.4	79.1	68.7	78.6
Non-standard auto	163	89	84.7	109.0	84.0	109.0

Auto	1,358	1,283	71.2	81.1	70.5	80.7
Homeowners	494	470	76.7	75.1	60.1	64.7
Other(1)	123	96	71.5	40.6	67.5	37.5

Total Ivantage	1,975	1,849	72.6	77.5	67.7	74.4	29.3	32.5

Allstate Protection	$24,664	$23,351	68.4	74.6	62.4	71.5	23.9	23.3

(1)
Other includes involuntary auto, commercial lines and other personal lines.

(2)
Increases in the expense ratio for the three months ended December 31, 2003 compared to the same period in the prior year resulted from higher agent incentives, charitable contributions, marketing and employee-related expenses.

THE ALLSTATE CORPORATION
PROPERTY-LIABILITY
EFFECT OF PRETAX PRIOR YEAR RESERVE REESTIMATES ON THE COMBINED RATIO

	Three Months Ended December 31,
	Pretax Reserve Reestimates		Effect of Pretax Reserve Reestimates on the Combined Ratio
	Est. 2003	2002	Est. 2003	Change
	($ in millions)
Auto	$(44)	$35	(0.7)	(1.3)
Homeowners	30	28	0.5	—
Other	(17)	8	(0.3)	(0.4)

Allstate Protection	(31)	71	(0.5)	(1.7)
Discontinued Lines and Coverages	8	60	0.1	(0.9)

Property-Liability	$(23)	$131	(0.4)	(2.5)

Allstate Brand	$(45)	$34	(0.7)	(1.3)
Ivantage	14	37	0.2	(0.4)

Allstate Protection	$(31)	$71	(0.5)	(1.7)

	Twelve Months Ended December 31,
	Pretax Reserve Reestimates		Effect of Pretax Reserve Reestimates on the Combined Ratio
	Est. 2003	2002	Est. 2003	Change
	($ in millions)
Auto	$(221)	$44	(0.9)	(1.1)
Homeowners	13	367	0.1	(1.4)
Other	35	43	0.1	(0.1)

Allstate Protection	(173)	454	(0.7)	(2.6)
Discontinued Lines and Coverages	574	231	2.3	1.3

Property-Liability	$401	$685	1.6	(1.3)

Allstate Brand	$(209)	$386	(0.8)	(2.4)
Ivantage	36	68	0.1	(0.2)

Allstate Protection	$(173)	$454	(0.7)	(2.6)

THE ALLSTATE CORPORATION
ALLSTATE FINANCIAL PREMIUMS AND DEPOSITS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	Est. 2003	2002	Percent Change	Est. 2003	2002	Percent Change
	($ in millions)
Life Products
Interest-sensitive life	$323	$243	32.9	$1,090	$990	10.1
Traditional	105	108	(2.8)	389	396	(1.8)
Other	177	159	11.3	647	586	10.4

	605	510	18.6	2,126	1,972	7.8
Annuities
Fixed annuities—deferred	1,083	1,287	(15.9)	4,834	4,457	8.5
Fixed annuities—immediate	225	298	(24.5)	842	789	6.7
Variable annuities	596	492	21.1	2,151	2,297	(6.4)

	1,904	2,077	(8.3)	7,827	7,543	3.8
Institutional Products
Indexed funding agreements	50	73	(31.5)	440	348	26.4
Funding agreements backing medium-term notes	601	—	—	2,268	1,462	55.1
Other	—	26	(100.0)	7	65	(89.2)

	651	99	—	2,715	1,875	44.8
Bank Deposits	143	75	90.7	427	444	(3.8)

Total	$3,303	$2,761	19.6	$13,095	$11,834	10.7

THE ALLSTATE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31, 2003 (Est.)	December 31, 2002
	(In millions, except par value data)
Assets
Investments
Fixed income securities, at fair value (amortized cost $82,607 and $72,123)	$87,741	$77,152
Equity securities, at fair value (cost $4,028 and $3,223)	5,288	3,683
Mortgage loans	6,539	6,092
Short-term	1,815	2,215
Other	1,698	1,508

Total investments	103,081	90,650
Cash	366	462
Premium installment receivables, net	4,386	4,075
Deferred policy acquisition costs	4,842	4,385
Reinsurance recoverables, net	3,121	2,883
Accrued investment income	1,068	946
Property and equipment, net	1,046	989
Goodwill	929	927
Other assets	1,878	984
Separate Accounts	13,425	11,125

Total assets	$134,142	$117,426

Liabilities
Reserve for property-liability insurance claims and claims expense	$17,714	$16,690
Reserve for life-contingent contract benefits	11,020	10,256
Contractholder funds	47,071	40,751
Unearned premiums	9,187	8,578
Claim payments outstanding	698	739
Other liabilities and accrued expenses	8,283	7,150
Deferred income taxes	1,103	259
Short-term debt	3	279
Long-term debt(1)	5,073	3,961
Separate Accounts	13,425	11,125

Total liabilities	113,577	99,788

Mandatorily Redeemable Preferred Securities of Subsidiary Trust	—	200
Shareholders' equity
Preferred stock, $1 par value, 25 million shares authorized, none issued	—	—
Common stock, $.01 par value, 2.0 billion shares authorized and 900 million issued, 704 million and 702 million shares outstanding	9	9
Additional capital paid-in	2,614	2,599
Retained income	21,641	19,584
Deferred compensation expense	(194)	(178)
Treasury stock, at cost (196 million and 198 million shares)	(6,261)	(6,309)
Accumulated other comprehensive income:
Unrealized net capital gains and losses and net gains and losses on derivative financial instruments	3,125	2,602
Unrealized foreign currency translation adjustments	(10)	(49)
Minimum pension liability adjustment	(359)	(820)

Total accumulated other comprehensive income	2,756	1,733

Total shareholders' equity	20,565	17,438

Total liabilities and shareholders' equity	$134,142	$117,426

(1)
The adoption of FIN No. 46R caused long-term debt to increase by $1.04 billion in 2003. Of the increase, $691 million was recognized in the fourth quarter in connection with the consolidation of two investment management entities used to hold assets on behalf of third party investors. The remaining increase primarily related to the consolidation of an entity used to acquire a headquarters office building and up to 38 automotive collision repair stores, and the deconsolidation of an entity used to issue mandatorily redeemable preferred securities. Although consolidation was required under FIN No. 46R for the two investment management entities, Allstate has no direct legal ownership of the assets consolidated and no obligation to repay the related notes whose only recourse is to the assets of the individual investment management entities. Allstate's maximum loss exposure related to its investment in the two investment management entities is the current carrying value of its equity investment, which totaled $12 million at December 31, 2003.

THE ALLSTATE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31, 2003 (Est.)	December 31, 2002(1)
	(In millions)
Cash flows from operating activities
Net income	$2,705	$1,134
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other non-cash items	(3)	(62)
Realized capital gains and losses	(196)	924
Cumulative effect of change in accounting principle	15	331
Interest credited to contractholder funds	1,846	1,764
Changes in:
Policy benefit and other insurance reserves	1,127	331
Unearned premiums	546	617
Deferred policy acquisition costs	(414)	(309)
Premium installment receivables, net	(284)	(99)
Reinsurance recoverables, net	(227)	(190)
Income taxes payable	582	66
Other operating assets and liabilities	(6)	(89)

Net cash provided by operating activities	5,691	4,418

Cash flows from investing activities
Proceeds from sales
Fixed income securities	20,298	17,700
Equity securities	2,700	3,892
Investment collections
Fixed income securities	6,652	5,447
Mortgage loans	733	603
Investment purchases
Fixed income securities	(35,627)	(31,553)
Equity securities	(3,351)	(3,138)
Mortgage loans	(1,175)	(927)
Change in short-term investments, net	419	(440)
Change in other investments, net(2)	56	(348)
Purchases of property and equipment, net	(169)	(239)

Net cash used in investing activities	(9,464)	(9,003)

Cash flows from financing activities
Change in short-term debt, net	(276)	52
Proceeds from issuance of long-term debt	410	599
Repayment of long-term debt	(332)	(338)
Contractholder fund deposits	10,373	9,484
Contractholder fund withdrawals	(5,794)	(4,036)
Dividends paid	(633)	(582)
Treasury stock purchases	(153)	(446)
Other	82	51

Net cash provided by financing activities	3,677	4,784

Net (decrease) increase in cash	(96)	199
Cash at beginning of year	462	263

Cash at end of year	$366	$462

(1)
To conform to current period presentations, certain prior period balances have been reclassified.

(2)
Change in other investments, net includes $46 million of cash held by the investment management entities included on the Consolidated Statements of Financial Position due to the initial adoption of FIN No. 46R. The adoption of FIN 46R also resulted in an increase to long-term debt and investment assets. However, since these changes are non-cash items, they had no impact to the Consolidated Statements of Cash Flows.

Definitions of Non-GAAP and Operating Measures

        We believe that investors' understanding of Allstate's performance is enhanced by our disclosure of the following non-GAAP financial measures. Our methods of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

        Operating income is income before dividends on preferred securities and cumulative effect of change in accounting principle, after-tax, excluding:

  •
  realized capital gains and losses, after-tax, except for periodic settlements and accruals on non-hedge derivative instruments which are reported with realized capital gains and losses but included in operating income,

  •
  amortization of deferred policy acquisition costs ("DAC"), to the extent that it resulted from the recognition of realized capital gains and losses, and

  •
  (loss) gain on disposition of operations, after-tax.

        In the fourth quarter of 2003 it was necessary to revise our reconciliation of operating income to reflect the reclassification in the consolidated financial statements of the periodic settlements and accruals for non-hedge derivatives to realized capital gains and losses. With the adoption of Financial Accounting Standards Board Interpretation No. 46 in the third quarter of 2003, the mandatorily redeemable preferred securities of a subsidiary trust are deconsolidated, dividends on the preferred securities are no longer reported in the consolidated financial statements and the interest on the related junior debentures is prospectively recognized in interest expense and included in operating income.

        Net income is the GAAP measure that is most directly comparable to operating income.

        We use operating income to evaluate our results of operations and as an integral component for incentive compensation. It reveals trends in our insurance and financial services business that may be obscured by the net effect of realized capital gains and losses and (loss) gain on disposition of operations. These items may vary significantly between periods and are generally driven by business decisions and economic developments such as market conditions, the timing of which is unrelated to the insurance underwriting process. Moreover, we reclassify periodic settlements on non-hedge derivative instruments into operating income to report them in a manner consistent with the economically hedged investment or product attributes (e.g. net investment income and interest credited to contractholder funds) and thereby appropriately reflect trends in product performance. Therefore, we believe it is useful for investors to evaluate these components separately and in the aggregate when reviewing our performance. We note that the price to earnings multiple commonly used by insurance investors as a forward-looking valuation technique uses operating income as the denominator. Operating income should not be considered as a substitute for net income and does not reflect the overall profitability of our business.

        The following tables reconcile operating income and net income for the three months and twelve months ended December 31, 2003 and 2002.

For the three months ended December 31,

	Property- Liability		Allstate Financial		Consolidated		Per diluted share
	Est. 2003	2002	Est. 2003	2002	Est. 2003	2002	Est. 2003	2002
	($ In millions, except per share data)
Operating income	$680	$490	$101	$158	$752	$618	$1.06	$0.87
Realized capital gains and losses	111	(116)	(17)	(141)	91	(246)
Income tax benefit (expense)	(39)	42	6	49	(33)	88

Realized capital gains and losses, after-tax	72	(74)	(11)	(92)	58	(158)	0.09	(0.22)
DAC amortization expense on realized capital gains and losses, after-tax	—	—	(10)	(2)	(10)	(2)	(0.02)	—
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	—	—	(5)	(5)	(5)	(5)	(0.01)	(0.01)
(Loss) gain on disposition of operations, after-tax	—	1	(20)	(4)	(20)	(3)	(0.03)	(0.01)

Income before dividends on preferred securities and cumulative effect of change in accounting principle, after-tax	752	417	55	55	775	450	1.09	0.63
Dividends on preferred securities of subsidiary trust, after-tax	—	—	—	—	—	(3)	—	—
Cumulative effect of change in accounting principle, after-tax	—	—	(17)	—	(14)	—	(0.01)	—

Net income (loss)	$752	$417	$38	$55	$761	$447	$1.08	$0.63

For the twelve months ended December 31,

	Property- Liability		Allstate Financial		Consolidated		Per diluted share
	Est. 2003	2002	Est. 2003	2002	Est. 2003	2002	Est. 2003	2002
	($ In millions, except per share data)
Operating income	$2,327	$1,629	$449	$556	$2,662	$2,075	$3.77	$2.92
Realized capital gains and losses	288	(496)	(85)	(432)	196	(924)
Income tax benefit (expense)	(96)	182	32	145	(62)	326

Realized capital gains and losses, after-tax	192	(314)	(53)	(287)	134	(598)	0.19	(0.84)
DAC amortization expense on realized capital gains and losses, after-tax	—	—	(30)	(1)	(30)	(1)	(0.05)	—
Reclassification of periodic settlements and accruals on non-hedge derivative instruments, after-tax	—	—	(15)	(3)	(15)	(3)	(0.02)	(0.01)
(Loss) gain on disposition ofoperations, after-tax	3	6	(29)	(4)	(26)	2	(0.04)	—

Income before dividends on preferred securities and cumulative effect of change in accounting principle, after-tax	2,522	1,321	322	261	2,725	1,475	3.85	2.07
Dividends on preferred securities ofsubsidiary trust, after-tax	—	—	—	—	(5)	(10)	—	(0.01)
Cumulative effect of change in accounting principle, after-tax	(1)	(48)	(17)	(283)	(15)	(331)	(0.02)	(0.46)

Net income (loss)	$2,521	$1,273	$305	$(22)	$2,705	$1,134	$3.83	$1.60

        In this press release, we provide guidance on operating income per diluted share for 2004 (assuming a level of average expected catastrophe losses used in pricing for the year). A reconciliation of this measure to net income is not accessible on a forward-looking basis because it is not possible to provide a reliable forecast of realized capital gains and losses including periodic settlements and accruals on non-hedge derivative instruments, which can vary substantially from one period to another and may have a significant impact on net income. Because a forecast of realized capital gains and losses is not accessible, neither is a forecast of the effects of DAC amortization on realized capital gains and losses nor income taxes. The other reconciling items between operating income and net income on a forward-looking basis are (loss) gain on disposition of operations, after-tax, which we assume to be zero in 2004, and cumulative effect of changes in accounting principle, for which impacts are currently not determinable.

        Underwriting income (loss) is premiums earned, less claims and claims expense ("losses"), amortization of DAC, operating costs and expenses and restructuring and related charges as determined using GAAP. Management uses this measure in its evaluation of results of operations to analyze the profitability of our Property-Liability insurance operations separately from investment results. It is also an integral component of incentive compensation. We believe it is useful for investors to evaluate the components of income separately and in the aggregate when reviewing our performance. Net income is the most directly comparable GAAP measure. Underwriting income (loss) should not be considered as a substitute for net income and does not reflect the overall profitability of our business. A reconciliation of Property-Liability Underwriting income to net income is provided in the Segment Results table.

        Operating income return on equity is a ratio that uses a non-GAAP measure. It is calculated by dividing the rolling 12-month operating income by the average of the beginning and end of the 12-month period shareholders' equity after excluding the after-tax effect of unrealized net capital gains. We use it to supplement our evaluation of net income and return on equity. We believe that this measure is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period: the after-tax effects of realized and unrealized capital gains and losses and the cumulative effect of change in accounting principle. Return on equity is the most directly comparable GAAP measure. The following table shows the two computations.

	For the twelve months ended December 31,
	Est. 2003	2002
	($ in millions)
Return on equity
Numerator:
Net income	$2,705	$1,134

Denominator:
Beginning shareholders' equity	17,438	17,196
Ending shareholders' equity	20,565	17,438
Average shareholders' equity	$19,002	$17,317

ROE	14.2	6.5

	For the twelve months ended December 31,
	Est. 2003	2002
	($ in millions)
Operating income return on equity
Numerator:
Operating income	$2,662	$2,075

Denominator:
Beginning shareholders' equity	17,438	17,196
Unrealized net capital gains	2,602	1,789

Adjusted beginning shareholders' equity	14,836	15,407
Ending shareholders' equity	20,565	17,438
Unrealized net capital gains	3,125	2,602

Adjusted ending shareholders' equity	17,440	14,836
Average shareholders' equity	$16,138	$15,122

Operating income ROE	16.5	13.7

Operating Measures

        We believe that investors' understanding of Allstate's performance is enhanced by our disclosure of the following operating financial measures. Our method of calculating these measures may differ from that used by other companies and therefore comparability may be limited.

        Premiums written is the amount of premiums charged for policies issued during a fiscal period. Premiums earned is a GAAP measure. Premiums are considered earned and are included in financial results on a pro-rata basis over the policy period. The portion of premiums written applicable to the unexpired terms of the policies is recorded as unearned premiums on our Consolidated Statements of Financial Position. The following table presents a reconciliation of premiums written to premiums earned.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	Est. 2003	2002	Est. 2003	2002
	($ in millions)
Premiums written	$6,199	$5,854	$25,187	$23,917
(Increase) decrease in Unearned Premiums	88	98	(581)	(556)
Other	15	(2)	71	—

Premiums earned	$6,302	$5,950	$24,677	$23,361

        Premiums and deposits is an operating measure that we use to analyze production trends for Allstate Financial sales. It includes premiums on insurance policies and annuities and all deposits and other funds received from customers on deposit-type products including the net new deposits of Allstate Bank, which we account for under GAAP as increases to liabilities rather than as revenue.

        The following table illustrates where premiums and deposits are reflected in the consolidated financial statements.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	Est. 2003	2002	Est. 2003	2002
	($ in millions)
Life and annuity premiums(1)	$347	$431	$1,365	$1,371
Deposits to contractholder funds(2)	2,528	2,103	10,373	9,484
Separate accounts and other	428	227	1,357	979

Total Premiums and deposits	$3,303	$2,761	$13,095	$11,834

(1)
Life and annuity contract charges in the amount of est. $247 million and $230 million for the three months ended December 31, 2003 and 2002, respectively, and est. $939 million and $922 million for the twelve months ended December 31, 2003 and 2002, respectively, which are also revenues recognized for GAAP, have been excluded from the table above, but are a component of the Consolidated Statements of Operations line item "Life and annuity premiums and contract charges."

(2)
Derived directly from the Consolidated Statements of Cash Flows.

        New sales of financial products by Allstate exclusive agencies is an operating measure that we use to quantify the current year sales of financial products by the Allstate proprietary distribution channel. New sales of financial products by Allstate exclusive agencies includes annual premiums on new insurance policies, initial premiums and deposits on annuities, net new deposits in the Allstate Bank, sales of other company's mutual funds, and excludes renewal premiums. New sales of financial products by Allstate exclusive agencies for the twelve months ended December 31, 2003 and 2002 totaled est. $1.83 billion and $1.61 billion, respectively.

        This press release contains forward-looking statements about our operating income for 2004. These statements are subject to the Private Securities Litigation Reform Act of 1995 and are based on management's estimates, assumptions and projections. Actual results may differ materially from those projected in the forward-looking statements for a variety of reasons. Weighted average rate changes and the annual impact of rate changes on premiums written in our Property-Liability business may be lower than projected due to a decrease in PIF. Loss costs in our Property-Liability business, including losses due to catastrophes such as hurricanes and earthquakes, may exceed management's projections. In addition, claim frequency could be higher than expected. Lower interest rates and equity market returns could increase DAC amortization, reduce contract charges, investment margins and the profitability of the Allstate Financial segment. We undertake no obligation to publicly correct or update any forward-looking statements. This press release contains unaudited financial information.

        The Allstate Corporation (NYSE: ALL) is the nation's largest publicly held personal lines insurer. Widely known through the "You're In Good Hands With Allstate®" slogan, Allstate provides insurance products to more than 16 million households and has approximately 12,900 exclusive agencies and financial specialists in the U.S. and Canada. Customers can access Allstate products and services through Allstate agents, or in select states at allstate.com and 1-800-Allstate®. EncompassSM and Deerbrook® Insurance brand property and casualty products are sold exclusively through independent agents. Allstate Financial Group includes the businesses that provide life insurance, annuity, retirement, banking and investment products through distribution channels that include Allstate agents, independent agents, worksite, financial institutions and broker-dealers.

        We post an investor supplement on our web site. You can access it by going to allstate.com and clicking on "Investor Relations." From there, go to the "Quarterly Investor Info" button. We will post additional information to the supplement over the next 30 days as it becomes available.

        Contact:

  Michael Trevino
  Media Relations
  (847) 402-5600

  Robert Block, Larry Moews, Phil Dorn
  Investor Relations
  (847) 402-2800

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